Exhibit 99.1

Wesco Aircraft Reschedules Fiscal 2019 Third Quarter

Earnings Release Date and Teleconference

VALENCIA, Calif., August 8, 2019 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry, today announced that it is rescheduling the release of its fiscal 2019 third quarter results to before the opening of market on Friday, August 9, 2019.

Wesco Aircraft plans to hold a conference call to discuss its fiscal 2019 third quarter results at 5:30 a.m. PDT (8:30 a.m. EDT) on the same day. The conference call can be accessed by dialing 866-763-0010 (domestic) or 703-871-3797 (international) and entering passcode 9877025. The conference call will be simultaneously broadcast on Wesco Aircraft’s Investor Relations website (http://ir.wescoair.com).

Following the live webcast, a replay will be available on the company’s website for one year. A telephonic replay also will be available shortly after the conference call concludes and may be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 9877025. The telephonic replay will be available until August 16, 2019.

About Wesco Aircraft

Wesco Aircraft is one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemicals and electronic components and comprised of more than 550,000 active SKUs.

To learn more about Wesco Aircraft, visit our website at http://www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

###

Contact Information

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com